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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 2, 2002







                    Southern Community Financial Corporation


     North Carolina          000-33227                      56-2270620
(State of incorporation)    (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)


       4701 Country Club Road, Winston-Salem, North Carolina         27104
                (Address of principal executive offices            (Zip Code)

                    Issuer's telephone number: (336) 768-8500
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              This document contains 2 pages, excluding exhibits.


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ITEM 5:  OTHER EVENTS

On December 18, 2001, Southern Community Financial Corporation ("Southern Community"), the holding company of Southern Community Bank and Trust (the "Bank"), was approved to list its securities on The Nasdaq National Market. The securities will be listed starting on January 2, 2002 under the symbol "SCMF."

F. Scott Bauer, President and Chief Executive Officer of Southern Community and the Bank, said of the listing, "We are excited about the expanded visibility and liquidity for our shareholders afforded by Nasdaq. This is a great step for us resulting from the support of our customers, shareholders, and employees. We are proud that Southern Community Financial Corporation will now trade on the same market as many other companies such as Microsoft, Dell and RF Micro. It demonstrates the tremendous growth of our company."

On December 28, 2001, Southern Community announced that C.J. "Pete" Ramey, Chairman of Southern Community and the Bank will retire after the Annual Shareholders' meeting on April 25, 2002. F. Scott Bauer will become the Chairman of Southern Community and the Bank and will remain Chief Executive Officer and President of both entities.

ITEM 7(C):  EXHIBITS
        Exhibit 99A: Press Release announcing listing on Nasdaq National Market.

        Exhibit 99B: Press Release announcing retirement of C.J. Ramey.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     SOUTHERN COMMUNITY FINANCIAL CORPORATION



                                     By: /s/ Richard M. Cobb
                                        --------------------
                                        Richard M. Cobb
                                        Vice President and Treasurer

                                     Date: January 2, 2002